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                                                        EXHIBIT 1
                                                        ---------


                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                               Citibank, N.A. is a bank as defined in Section 3(a)(6) of the
                               Act (15 U.S.C. 78c)

                               Citigroup Financial Products, Inc. is chartered in Delaware and headquartered in New York, NY.

                               Each of the undersigned hereby affirms the identification and classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


                               Date: January 30, 2008



                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary


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